INDEX TO EXHIBITS
                                                                     SEQUENTIAL
    EXHIBIT NO.      DOCUMENT DESCRIPTION                              PAGE NO.

       20.1          Monthly Servicer's Certificate, Series 1997-1         5

       20.2          Monthly Holders' Statement, Series 1997-1            10

                                  EXHIBIT 20.1

                          MONTHLY SERVICERS CERTIFICATE
                         First National Bank of Commerce
                             New Orleans, Louisiana
                       First NBC Credit Card Master Trust
                                  Series 1997-1

                       For the 6/11/98 Determination Date
                           For the 10th Monthly Period

The undersigned, a duly authorized representative of First National Bank of Commerce, as Servicer, pursuant to Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1997 by and between First National Bank of Commerce and The First National Bank of Chicago, as Trustee, does hereby certify as follows:

1. Capitalized terms used in this Certificate have their respective meanings as set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

2. First National Bank of Commerce is Servicer under the Pooling and Servicing Agreement.

3.   The undersigned is a Servicing Officer.

4. The date of this Certificate is June 11, 1998, which is a Determination Date under the Pooling and Servicing Agreement.

5. The aggregate amount of Collections processed during the preceding Monthly Period [equal to 5(a) plus 5(b)] was $123,505,374.

     (a) The aggregate amount of Collections of Finance Charge Receivables collected during the preceding Monthly Period (the "Collections of Finance Charge Receivables") was $13,427,969.

     (b) The aggregate amount of Collections of Principal Receivables collected during the preceding Monthly Period (the "Collections of Principal Receivables") was $110,077,405.

6. The aggregate amount of Receivables as of the end of the last day of the preceding Monthly Period was $821,768,441.

7. Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to Article V.

8. To the knowledge of the undersigned, there are no liens on any Receivables in the Trust except as described below:


      None.

 9. The amount, if any, by which the sum of the balance of the Excess Funding Account and the Aggregate Principal Receivables exceeds the Minimum Aggregate Principal Receivables required to be maintained pursuant to the Pooling and Servicing Agreement, is equal to $521,768,441.

10. The amount, if any, of the withdrawal of the Specified Deposit from the Finance Charge Account required to be made by the Trustee pursuant to subsection 4.3(a) of the Pooling and Servicing Agreement on the related Transfer Date is $0.

11.   Monthly Period Trust Activity
  (a) Trust Activity                                  Total Trust
      ==============                                  ===========
      Beginning Aggregate Principal                   825,535,710
      Receivables
      Beginning Excess Funding Account                          0
      Balance
      Beginning Total Principal Balance               825,535,710
      Collections of Finance Charge                    13,427,969
      Receivables
      Discount Percentage                                       0
      Discount Option Receivables                               0
      Collections
      Net Recoveries                                            0
      Total Collections of Finance Charge              13,427,969
      Receivables
      Total Collections of Principal                  110,077,405
      Receivables
      Net Default Amount                                3,873,251
      Minimum Aggregate Principal                     300,000,000
      Receivables Balance
      Ending Aggregate Principal Receivables          821,768,441
      Ending Excess Funding Account Balance                                   0
      Ending Total Principal Balance                  821,768,441


  (b) Series Allocations                             Series 1997-1   All Series
      ==================                             ==========================
      Group Number                                              1
      Investor Interest                                300,000,000  300,000,000
      Adjusted Investor Interest                       300,000,000  300,000,000
      Principal Funding Account Balance                          0            0
      Minimum Transferor Interest                       57,523,791   57,523,791

      Group I Allocations                           Series 1997-1 Total Group I
      ===================                           ===========================
      Investor Finance Charge Collections                4,879,728    4,879,728

      Investor Monthly Interest                         1,546,116     1,546,116
      Investor Monthly Fees (Servicing Fees)               500,000      500,000
      Investor Default Amounts                           1,407,540    1,407,540
      Investor Additional Amounts                                0            0
      Total                                              3,453,656    3,453,656

      Reallocated Investor Finance Charge                4,879,728    4,879,728
      Collections
      Available Excess                                   4,126,072    1,426,072


12    Series 1997-1 Certificates
                                                  Series 1997-1 Total Investor Transferor's
  (a) Investor/Transferor Allocatio                   Allocations    Interest     Interest
      ===========================================================================================
      Beginning Investor/Transferor Amounts       825,535,710        300,000,000     525,535,710
      Beginning Adjusted Investor Interest        825,535,710        300,000,000     525,535,710
      Floating Investor Percentage                 100.00000%          36.34003%       63.65997%
      Fixed Investor Percentage                             0                  0               0
      Collections of Finance Chg.                  13,427,969          4,879,728       8,548,241
      Receivables
      Collections of Principal Receivables        110,077,405         40,002,162      70,075,243
      Net Default Amount                            3,873,251          1,407,540       2,465,711

      Ending Investor/Transferor Amounts          821,768,441        300,000,000     521,768,441




                                                                                     Collateral
  (b) Monthly Period Funding Requirements          Class A           Class B          Interest          Total
      =============================================================================================================
      Principal Funding Account                          0.00               0.00            0.00              0.00
      Principal Funding Investment Proceeds              0.00               0.00            0.00              0.00
      Withdrawal from Reserve Account                    0.00               0.00            0.00              0.00
      Available Reserve Account Amount                   0.00               0.00            0.00              0.00
      Required Reserve Account Amount                    0.00               0.00            0.00              0.00

      Coupon                                         6.15000%           6.35000%        6.25625%          6.17091%
      Floating Investor Percentage                  31.43413%           2.54380%        2.36210%         36.34003%
      Fixed Investor Percentage                          0.00               0.00            0.00              0.00
      Investor Monthly Interest                     1,329,938            111,125         105,053         1,546,116
      Overdue Monthly Interest                              0                  0               0                 0
      Additional Interest                                   0                  0               0                 0
              Total Interest Due                    1,329,938            111,125         105,053         1,546,116
      Investor Default Amounts                      1,217,523             98,527          91,940         1,407,540
      Investor Monthly Fees                           432,500             35,000          32,500           500,000
      Investor Additional Amounts                           0                  0               0                 0
              Total Due                             2,979,961            244,652         229,043         3,453,656


                                                                                     Collateral
  (c) Certificates - Balances and                  Class A           Class B          Interest          Total
      Distributions
      =============================================================================================================
      Beginning Investor Interest                 259,500,000         21,000,000      19,500,000       300,000,000
      Monthly Principal-Prin. Funding                       0                  0               0                 0
      Account
      Principal Payments                                    0                  0               0                 0
      Interest Payments                             1,329,938            111,125         105,053         1,546,116
      Total Payments                                1,329,938            111,125         105,053         1,546,116
      Ending Investor Interest                    259,500,000         21,000,000      19,500,000       300,000,000


  (d) Information regarding Payments in respect
      of the Class A Investor Charge-Offs
      (per $1,000 original certificate principal
      amount)
      1.  Total Payment                                                                                   5.125000
      2.  Amount of Payment in respect of                                                                 5.125000
          Class A Monthly Interest
      3.  Amount of Payment in respect of                                                                 0.000000
          Class A Overdue Monthly Interest
      4. Amount of Payment in respect of                                                                  0.000000
         Class A Additional Interest
      5.  Amount of Payment in respect of                                                                 0.000000
         Class A Principal


  (e) Class A Investor
      Charge-Offs/Reimbursement of Class A
      Investor Charge-Offs
      1.  Total amount of Class A Investor                                                                    0.00
          Charge-Offs
      2.  Amount of Class A Investor                                                                          0.00
          Charge-Offs per $1,000 original
          certificate principal amount
      3.  Total amount reimbursed in                                                                          0.00
          respect of Class A Investor
          Charge-Offs
      4.  Amount reimbursed in respect of                                                                     0.00
          Class A Investor Charge-Offs per
          $1,000 original principal amount
      5.  The amount, if any, by which the outstanding
          Principal Balance of the Class A Certificates
          exceeds the Class A Adjusted Investor Interest
          after giving effect to all                                                                          0.00
          transactions on such Distribution
          Date


  (f) Information regarding Payments in
      respect of the Class B Certificates
      (per $1,0900 original certificate
      principal amount)
      1.  Total Payment                                                                                   5.291670
      2.  Amount of Payment in respect of                                                                 5.291670
         Class B Monthly Interest
      3.  Amount of Payment in respect of                                                                 0.000000
         Class B Overdue Monthly Interest
      4. Amount of Payment in respect of                                                                  0.000000
        Class B Additional Interest
      5.  Amount of Payment in respect of                                                                 0.000000
         Class B Principal

  (g) Amount of reductions in Class B
      Investor Interest pursuant to
      clauses (c), (d) and (e) of the
      definition of Class B Investor
      Interest
      1.  Amount of reductions in Class B                                                                     0.00
         Investor Interest
      2.  Amount of reductions in Class B                                                                     0.00
         Investor Interest per $1,000
         original certificate principal
         amount
      3.  Total amount reimbursed in                                                                          0.00
         respect of reductions of Class B
         Investor Interest


      4.  Amount reimbursed in respect of                                                                     0.00
         reductions of Class B Investor
         Interest per $1,000 original
         principal amount
      5. The amount, if any, by which the                                                                     0.00
         outstanding Principal Balance of
         the Class B Certificates exceeds
         the Class B Investor
         Interest after giving effect to
         all transactions on such
         Distribution Date

  (h) Information regarding Distribution in
         respect of the Collateral Interest
      1.  Total distribution                                                                              5.387330
      2.  Amount of distribution in respect                                                               5.387330
         of Collateral Monthly Interest
      3.  Amount of distribution in respect                                                               0.000000
         of Collateral Overdue Interest
      4.  Amount of distribution in respect                                                               0.000000
         of Collateral Monthly Principal


  (i) Amount of reductions in Collateral
      Interest pursuant to clauses (c), (d)
      and (e) of the definition of Collateral
      Interest
      1.  Amount of reductions in                                                                             0.00
          Collateral Interest
      2.  Total amount reimbursed in                                                                          0.00
          respect of reduction of Collateral
          Interest

  (j) Application of Reallocated Investor
      Finance Charge Collections
      1.  Class A Available Funds                                                                        4,220,965

           (a)  Class A Monthly Interest                                                                 1,329,938
           (b)  Class A Overdue Monthly                                                                          0
                Interest
           (c)  Class A Additional Interest                                                                      0
           (d)  Class A Servicing Fee                                                                      432,500
           (e)  Class A Investor Default                                                                 1,217,523
                Amount

           (f)  Excess Spread                                                                            1,241,004

      2.  Class B Available Funds                                                                          341,581

           (a)  Class B Monthly Interest                                                                   111,125
           (b)  Class B Overdue Monthly                                                                          0
                Interest
           (c)  Class B Additional Interest                                                                      0
           (d)  Class B Servicing Fee                                                                       35,000

           (e)  Excess Spread                                                                              195,456

      3.  Collateral Holder Available Funds                                                                317,812

           (a)  Excess Spread                                                                              317,182

      4.  Total Excess Spread                                                                            1,753,642

  (k) Application of Excess Spread and
      Excess Finance Charge Collections
      Allocated to Series 1997-1
      1.   Beginning Excess Spread                                                                       1,753,642
      2.   Excess Finance Charge Collections                                                                     0
      3.   Applied to fund Class A Required                                                                      0
           Amount
      4.   Unreimbursed Class A Investor                                                                         0
           Charge-Offs
      5.   Applied to fund Class B Required                                                                 98,527
           Amount
      6.   Reduction of Class B Investor                                                                         0
           Interest treated as Available
           Principal Collections
      7.   Applied to Collateral Monthly                                                                   105,053
           Interest and unpaid Collateral
           Monthly Interest
      8.   Applied to Collateral Interest                                                                   32,500
           Servicing Fee and any overdue
           Collateral Interest Servicing Fee
      9.   Collateral Investor Default                                                                      91,490
           Amount treated as Available
           Principal Collections
      10.  Reductions of Collateral                                                                              0
           Interest treated as Available
           Principal Collections
      11.  Deposit to Reserve Account (if                                                                        0
           required)
      12.  Applied to other amounts owed to                                                                      0
           Collateral Interest Holder
      13.  Balance to constitute Excess                                                                  1,426,072
           Finance Charge Collections for
           other series





   13 Trust Performance
      (a)  Delinquencies
             1.  31-59 days                                                                             13,066,476
             2.  60-89 days                                                                              8,364,749
             3.  90 days and over                                                                       12,767,796
             4.  Total 30+ days delinquent                                                              34,199,021

      (b)  Base Rate                                                                                        8.171%
             a.  Current Monthly Period                                                                     8.171%
             b.  Prior Monthly Period                                                                       8.173%
             c.  Second Prior Monthly Period

      (c)  Three Month Average Base Rate                                                                    8.172%

      (d)  Portfolio Yield (gross portfolio yield less net defaults
             a.  Current Monthly Period                                                                  13.88875%
             b.  Prior Monthly Period                                                                    13.86360%
             c.  Second Prior Monthly Period                                                             14.80756%

      (e)  Three Month Average Portfolio                                                                 14.18664%
           Yield


      (f)  Excess Spread Percentage
            a.  Current Monthly Period                                                                    5.71784%
            b.  Prior Monthly Period                                                                      5.69260%
            c.  Second Prior Monthly Period                                                               6.63456%

      (g)  Three Monthly Average Excess                                                                   6.01500%
           Spread Percentage

      (h)  Monthly Payment Rate (total                                                                   14.96063%
           collections/beginning aggregate
           principal receivables)

      (i)  Portfolio Adjusted Yield                                                                       5.21784%

         IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 11th day of June, 1998.

                                   FIRST NATIONAL BANK OF COMMERCE,
                                   As Servicer



                                   By:     /s/ Jane B. Truett
                                     ---------------------------------
                                     Name:  Jane B. Truett
                                     Title: Vice President and Controller